UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2025, Semtech Corporation (the "Company") entered into a Fourth Amendment (the "Fourth Amendment") to its Third Amended and Restated Credit Agreement (the "Existing Credit Agreement"), with the lenders referred to therein, certain of the Company's domestic subsidiaries party thereto as subsidiary guarantors, and JP Morgan Chase Bank, N.A., as administrative agent and issuing bank. Pursuant to the Fourth Amendment, the Company's Existing Credit Agreement was amended to: (i) increase the total available borrowing capacity under the revolving credit facility by $117,500,000, increasing the total facility size to $455,000,000 and (ii) make certain other changes as set forth in the Fourth Amendment. Other than the foregoing, the material terms of the Existing Credit Agreement remain unchanged.

Undrawn amounts under the revolving credit facility are subject to a commitment fee in accordance with a leverage-based pricing grid, as described in the Existing Credit Agreement. As of the closing and as of April 27, 2025, the end of the Company's first quarter of fiscal year 2026, such Commitment Fee was 0.300%.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 28, 2025, the Company issued a press release announcing the Fourth Amendment. The press release also announced a prepayment of $10 million in principal on its Term Loan Facility using cash flow from operations, which was unrelated to the Fourth Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01 (including the Exhibit described under this Item 7.01) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing made under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 24, 2025, by and among Semtech Corporation, certain of the Company's domestic subsidiaries party thereto, the lenders party thereto as subsidiary guarantors and JP Morgan Chase Bank, N.A., as administrative agent and issuing bank.

99.1	Press Release, dated April 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	April 28, 2025	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Chief Financial Officer